As filed with the Securities and Exchange Commission on June 25, 1997
Securities Act Registration No. 333-_________
Exchange Act Registration No. 0-20872


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                      FORM S-8 REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                    ST. MARY LAND & EXPLORATION COMPANY

          (Exact Name of Registrant as Specified in its Charter)

      Delaware                              41-0518430

(State or Other Juris-                  IRS Employer Iden-
diction of Incorporation)                tification Number)

                      1776 Lincoln Street, Suite 1100
                          Denver, Colorado 80203
                              (303) 861-8140
                            fax: (303) 861-0934

    (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                    St. Mary Land & Exploration Company
                           Stock Option Plan and
                        Incentive Stock Option Plan

                         (Full Title of the Plans)

       Mark A. Hellerstein, President and Chief Executive Officer
                 1776 Lincoln Street, Suite 1100
                    Denver, Colorado 80203
                       (303) 861-8140
                     fax: (303) 861-0934

     (Name, Address and Telephone Number of Agent for Service)

                        Copies to:
                    Roger V. Davidson
                     Nicole A. Elias
        Cohen Brame & Smith Professional Corporation
              1700 Lincoln Street, Suite 1800
                  Denver, Colorado 80203
                       (303) 837-8800
                    fax: (303) 894-0475

                       CALCULATION OF REGISTRATION FEE

Title of Each                 Proposed
Class of       Proposed       Maximum                  Amount of
Securities     Maximum        Offering     Aggregate   Regis-
to be          Amount to be   Price        Offering    tration
Registered     Registered     Per Share    Price(1)    Fee


$.01 par       754,614
value common   shares (1)     $34.25(2) $25,845,529(1) $8,076.73
stock

(1) The number of shares of common stock set forth is the maximum allowed in aggregate of shares available for the grant of stock options under both the St. Mary Land & Exploration Company Stock Option Plan and Incentive Stock Option Plan. This Registration Statement also covers an indeterminate number of additional shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Plan and Prospectus.

(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $34.25 per share, the closing bid for the Registrant's common stock on the Nasdaq
National Market System on June 24, 1997 in accordance with Rule 457(h).

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Company's definitive Proxy Statement dated May 21, 1997, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which have been filed by the Company with the Commission, are incorporated herein by reference. All other reports or documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-mentioned definitive Proxy Statement and Annual Report on Form 10-K are incorporated herein by reference. All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

     The class of securities to be offered pursuant to this Registration Statement is the Company's common stock, par value $.01 per share, which is registered under Section 12. The description of the Company's common stock is contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities

     The class of securities to be offered is registered under
Section 12 and described under Item 3.

Item 5. Interests of Named Experts and Counsel

     Named experts and counsel do not have a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries and were not connected with the Company or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter), voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers

     Directors, officers or employees of the Company or persons serving at its request as directors, officers or employees of another corporation or enterprise are entitled to indemnification as provided in the Certificate of Incorporation of the Company, which provide for indemnification to the fullest extent permitted under the Delaware General Corporation Law. These provisions are broad enough to permit indemnification of such persons from liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     Reference is made to the Exhibit Index appearing on Page 7.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in a post-effective amendment to the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, Colorado on the 25th day of June, 1997.

                              ST. MARY LAND & EXPLORATION COMPANY


                              By:  /s/ Mark A. Hellerstein
                                   Mark A. Hellerstein,
                                   President and
                                   Chief Executive Officer

                             POWER OF ATTORNEY

     Each person whose individual signature appears below hereby constitutes and appoints as his true and lawful attorney(s)-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                 Date

/s/ Thomas E. Congdon(1)      Chairman of the       June 25, 1997
Thomas E. Congdon             Board of Directors
                              and Director

/s/ Mark A. Hellerstein       President and Chief   June 25, 1997
Mark A. Hellerstein           Executive Officer
                              and Director

/s/ Ronald D. Boone           Executive Vice-       June 25, 1997
Ronald D. Boone               President, Chief
                              Operating Officer
                              and Director

Ralph H. Smith                Senior Vice-          June 25, 1997
                              President


/s/ David L. Henry            Vice-President        June 25, 1997
David L. Henry                and Chief
                              Financial Officer

Larry W. Bickle               Director              June 25, 1997


/s/ David C. Dudley (1)       Director              June 25, 1997
David C. Dudley


/s/ Richard C. Kraus (2)      Director              June 25, 1997
Richard C. Kraus


R. James Nicholson            Director              June 25, 1997


Arend J. Sandbulte            Director              June 25, 1997


John M. Seidl                 Director              June 25, 1997

                               EXHIBIT INDEX

     The following exhibits are filed as part of this Registration Statement:


Exhibit No.    Description                             Page

4.1            St. Mary Land & Exploration Company
               Stock Option Plan (incorporated by
               reference to Exhibit 10.47 to Form
               10K for period ended December 31,
               1996).

4.2            St. Mary Land & Exploration Company
               Incentive Stock Option Plan
               (incorporated by reference to
               Exhibit 10.48 to Form 10K for period
               ended December 31, 1997).

4.3            Stock Option Plan (incorporated by
               reference to Registrant's S-1
               Registration Statement - File No.
               33-53512).

4.4            Stock Option Agreement - Mark A.
               Hellerstein (incorporated by
               reference to S-1 Registration Statement
               File No. 33-53512).

4.5            Stock Option Agreement - Ronald D.
               Boone (incorporated by reference
               to S-1 Registration Statement -
               File No. 33-53512).

5              Opinion of Cohen Brame & Smith P.C.      8

23.1           Consent of CPA                           9

23.2           Consent of Cohen Brame & Smith P.C.      8
               (included in exhibit 5)

                          EXHIBIT NOS. 5 and 23.2

             Opinion and Consent of Cohen Brame & Smith, P.C.

               Cohen Brame & Smith Professional Corporation
                             Attorneys at Law
                      1700 Lincoln Street, Suite 1800
                          Denver, Colorado 80203
                              (303) 837-8800
                            FAX (303) 894-0475

                               June 10, 1997

Mark A. Hellerstein, President
St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 1100
Denver, Colorado 80203

     Re:  Form S-8 Registration Statement Relating to Shares of
          $.01 Par Value Common Stock

Dear Mr. Hellerstein:

     We have acted as counsel for St. Mary Land & Exploration Company ("St. Mary") in connection with the Form S-8 Registration Statement to be filed by St. Mary with the Securities and Exchange Commission relating to the shares of St. Mary $.01 par value common stock (the "Common Stock") underlying the options to be issued pursuant to the St. Mary Land & Exploration Company Stock Option Plan and Incentive Stock Option Plan. As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

     (i) St. Mary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     (ii) The shares of Common Stock issuable in connection with the exercise of the options (as defined in the Registration Statement), when issued in accordance with the terms set forth in the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement.



                              Cohen Brame & Smith Professional
                              Corporation


                              EXHIBIT NO. 23.1

                     Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of St. Mary Land & Exploration Company on Form S-8 of our report dated March 3, 19987, except for the second paragraph of Note 14, as to which the date is March 21, 1997, on our audits of the consolidated financial statements of St. Mary Land & Exploration Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K.


Coopers & Lybrand LLP
Denver, Colorado

June 25, 1997